Case 2:21-cv-00886-MTL Document 1 Filed 05/18/21 Page 1 of 17

Ryan J. Lorenz, #019878

David G. Schmidt, #032538

CLARK HILL PLC

14850 North Scottsdale Road, Suite 500

Scottsdale, Arizona 85254

Telephone: (480) 684-1100

Facsimile: (480) 684-1190

rlorenz@clarkhill.com

dschmidt@clarkhill.com

Attorneys for Plaintiffs Alpine 4 Holdings, Inc., Rodriguez, Jung, Ertz and Armitage

IN THE UNITED STATES DISTRICT COURT

DISTRICT OF ARIZONA

Alpine 4 Holdings, Inc., a Delaware corporation; Chris Rodriguez; Michelle Jung; Shawn Ertz; Brandon Armitage,

Plaintiffs,

v.

Fin Capital LLC, a New York limited liability company; Grizzly Research LLC, a Delaware limited liability company;

Defendants.

Case No.: 2 21-cv-00886 MTL COMPLAINT

Plaintiffs Alpine 4 Holdings Inc., Chris Rodriquez, Michelle Jung, Shawn Ertz, and Brandon Armitage (“Plaintiffs”), through counsel, for their complaint, allege as follows:

1.Plaintiff Alpine 4 Holdings, Inc. (“Alpine 4”) is a Delaware corporation headquartered and conducting business in Phoenix, Arizona.

2.Plaintiff Chris Rodriquez is a resident of Maricopa County, Arizona.

3.Plaintiff Michelle Jung is a resident of Maricopa County, Arizona.

4.Plaintiff Shawn Ertz is a resident of Sacramento County, California.

5.Plaintiff Brandon Armitage is a resident of Santa Cruz County, California.

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6.Defendant Fin Capital LLC (“Fin Capital”) is a New York limited liability company which caused events to occur in Maricopa County out of which the Plaintiff allege liability.

7.Defendant Grizzly Research LLC (“Grizzly”) is a Delaware limited liability company which caused events to occur in Arizona out of which the Plaintiffs allege liability.

8.This court has jurisdiction over the subject matter of this action because the a claim presents federal questions of law under 15 U.S.C. § 78aa.

9.Pursuant to 28 U.S.C. § 1367, this court has supplemental jurisdiction or pendent jurisdiction because the Plaintiffs’ state law claims derive from a common nucleus of operative facts and are such that the Plaintiffs would ordinarily expect to try the state law claims in the same judicial proceeding.

0.This court has personal jurisdiction over the Fin Capital and Grizzly as actors who committed violations of federal law causing damage to an Arizona-based business and Arizona residents.

1.Venue is proper in this district.

ALLEGATIONS COMMON TO ALL CLAIMS FOR RELIEF

2.Plaintiffs Rodriguez, Jung, Ertz and Armitage are shareholders and/or holders of debt/equity instruments (“Shareholder Plaintiffs”) of Alpine 4.

3.Alpine 4 is a holding company for several subsidiary businesses.

4.Alpine 4 is a publicly traded corporation, which has stock that can be purchased and sold over-the-counter.

5.On December 24, 2020, Alpine 4 announced that it was applying to be listed for stock sales and exchanges on NASDAQ, a stock exchange based in New York, which is generally regarded as the second largest American stock exchange.

6.“Uplisting” or obtaining a listing for sales of stock on a major stock exchange provides publicly traded businesses with extensive opportunities for public

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exposure, additional public investment, free exchange of shares and ownership by a larger market of potential shareholders seeking profitable stock investments.

17.Shareholder Plaintiffs invested in Alpine 4 using their skills and judgment and based upon available research and information, with an expectation that Alpine 4 would succeed and profit and increase the value of their shares and investment.

18.Shareholder Plaintiffs are aware that their investments are not guaranteed and are at risk if Alpine 4 does not perform well.

19.Shareholder Plaintiffs accepted the risk and the potential benefit of becoming shareholders and/or creditors of Alpine 4. As a necessary part of that potential benefit, the Shareholder Plaintiffs predicted that Alpine 4’s price per share of stock would increase.

20.The uplisting of Alpine 4 on NASDAQ presented a strong possibility that the Alpine 4 share price, and the Shareholder Plaintiffs’ equity and strength of their debt positions would increase in value.

21.On February 18, 2021, Fin Capital’s principal, Brian Finn, contacted the chief executive officer of Alpine 4 to discuss investing in Alpine 4.

22.Alpine 4’s chief executive officer, Kent Wilson, was not interested in Fin Capital’s overtures to invest in Alpine 4.

23.On March 4, 2021, Fin Capital began to retaliate against Alpine 4 because it was not interested in accepting Fin Capital’s investment.

24.On March 4, 2021, at 7:21 a.m., Fin Capital issued communication through its Twitter account, @fin_capital, as follows: “[Alpine 4] is a ‘conglomerate’ with no substantive businesses – run by a couple of yokels with no experience. The stock is up 200X because of the acquisition of some sketchy drone companies. In a market full of stupid things, this is the stupidest thing out there. More to come.” A copy of the Tweet is attached as Exhibit 1 and is incorporated by reference.

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25.On March 4, 2021, Kent Wilson exchanged a series of emails with Brian Finn, discussing the Fin Capital tweet.

26.On March 4, 2021, at 9:26 a.m., Brian Finn continued to threaten Alpine 4 by suggesting that the breadth of Fin Capital’s comments on twitter would reach a larger audience of investors, writing to Kent Wilson, “Anyways - congrats on being the first comprehensive short report since launching the fund last year. Don’t worry about my Twitter account which I rarely use - I know plenty of bigger guys who can retweet whatever I write and I’m the number 1 ranked analyst for performance on SumZero with a few thousand followers there so whatever thesis I come up with will be entirely known by the buy side community within ten minutes of publishing.”

27.By “comprehensive short report”, Brian Finn meant that his tweet and others who would read it would react by engaging short-selling or shorting Alpine 4’s stock.

28.“The term short sale shall mean any sale of a security which the seller does not own or any sale which is consummated by the delivery of a security borrowed by, or for the account of, the seller.” 17 C.F.R. § 242.200(a).

29.“Short selling” is a stock trading strategy in which the investor sells stock that the investor does not own, speculating that the stock price will fall, so that when the investor has to make good on the stock that the investor never owned, it can be purchased at a lower price if the stock price goes down.

30.“Short selling” or “shorting” a stock can be done as a hedge on an investor’s holdings in a stock in case the stock price goes down, so as not to expose the investor’s entire investment in a stock to the risk of the stock price falling.

31.On March 4, 2021, at 12:47 p.m., Twitter user, “James”, known by the handle “@eyemightbewrong”, re-communicated or re-tweeted Fin Capital’s tweet with additional commentary as follows: “[Alpine 4] is clearly a fraud, and if not by the strict definition of securities laws, by the definition of it is a money losing high school science

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project with a $700M valuation in which insiders are enriching themselves by pumping the stock to retail.” A copy of the re-tweet by @eyemightbewrong is attached as Exhibit 2 and is incorporated by reference.

32.The twitter user, @eyemightbewrong, is connected with Fin Capital, as evidenced by a fawning, complimentary tweet about Fin Capital in which @eyemightbewrong heralded successful investment recommendations made by Fin Capital. A copy of the connecting tweet is attached as Exhibit 3 and is incorporated by reference.

33.Upon information and belief, Fin Capital and its principal Brian Finn utilize friendly, fake, “bot”, or alter ego social media accounts to spread untruthful, overtly false, and hyperbolic misinformation to manipulate buying and selling activity of certain public traded stocks.

34.As proof, in December 2019, Brian Finn gave an interview to a website known as sumzero.com in which Finn explained how he manipulates investors into making trades for the benefit of himself and his investors, which was advertised by the sumzero.com as “How does Brian Finn of FIN Capital manipulate behavioral bias and information asymmetry to find great small cap opportunities...” A copy of the advertisement of Finn’s interview is attached as Exhibit 4 and is incorporated by reference. A copy of the published interview text is attached as Exhibit 5 and is incorporated by reference.

35.On March 4, 2021, an online debate ensued between various twitter users defending Alpine 4 and detractor, @eyemightbewrong, who continued to endorse Fin Capital’s untruthful assertions of Alpine 4’s legitimacy. @eyemightbewrong continued to call Alpine 4 a fraud and Ponzi scheme in various subsequent posts.

36.Meanwhile, Alpine 4’s stock price tumbled from a February 9, 2021 peak of $9.49 per share to $5.83 on March 2, 2021; $4.89 on March 3, 2021; $4.25 on March 4, 2021; $3.95 on March 5, 2021. Trading of Alpine 4’s stock has generally hovered in

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the $3 to $4 range since early March 2021. A stock chart reporting these phenomena is attached as Exhibit 6 and is incorporated by reference.

37.Upon information and belief, Fin Capital sought to and did manipulate trading activity on Alpine 4 stock in early March 2021 by encouraging short selling of Alpine 4 stock, putting downward pressure on the stock price.

38.The twitter user, @eyemightbewrong, included Fin Capital’s short selling advice or investment by Fin Capital in its complimentary tweet. See Exhibit 3.

39.On March 10, 2021, Grizzly published a report on its website as well as a short video, headlined as “ALPP: A Failed Holding Company Propelled by the Wings of Defunct Drone Company” (“Grizzly Report”). This report was also published on social media platform Twitter and the video was released on Youtube.com.

40.The Grizzly Report includes allegations that: 1) Alpine 4 acquisition, Impossible Aerospace was defunct when Alpine 4 bought it in 2020; 2) Alpine 4 acquisition, Vayu Inc. was a non-operating and non-innovating drone developer with almost no active business; and 3) Alpine 4 is an investment scam.

41.In truth and in fact, none of these Grizzly Report assertions are true or were generated with reckless disregard for the truth or falsity of their assertions.

42.Grizzly Reports in order to confuse its readers, purposely left out that both Impossible Aerospace, Inc. and Vayu (US), Inc. are “driver companies” which are either “early revenue” like Impossible Aerospace, Inc. or “pre-revenue” like Vayu (US), Inc. The nature of these acquisitions being driver companies has been disclosed to the public in press releases, Alpine 4’s Forms 10K and 10Q SEC filings. The driver company nature is also publicly disclosed on Alpine 4’s website. https://www.alpine4.com/organization/dsf/.

43.No one at Grizzly or Fin Capital communicated with Alpine 4 to comment upon, confirm, deny or even inquire about Grizzly’s or Fin Capital’s observations.

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44.Grizzly asserted that Alpine is “nothing but a scam to enrich insiders at the cost of public investors.” In truth and in fact, not one SEC Form 4 has been filed with the SEC on stock sale from management. In truth and in fact, several executives have donated/gifted shares to various charitable organizations which is something that is done on almost an annual basis.

45.This does not mean insiders do not intend to sell shares at some point, as any investor, as they want to benefit from their hard work as well, but this statement by Grizzly was designed to send fear into the market and is a blatant lie.

46.Grizzly assaulted Kent Wilson’s character by calling him a charlatan who is desperately trying to “get rich quick” by promoting Alpine 4. In truth and in fact, Alpine 4 has not filed any SEC Forms 4, disclosing stock sales by management. In truth and in fact, Kent Wilson has been an executive with Alpine 4 since its inception in 2014.

47.Grizzly refers to Alpine 4 as a press release machine, suggesting that it is hyping its own value. In truth and in fact, Alpine 4 has always promoted their accomplishments via press releases and filings released to the public. In truth and in fact, Alpine 4’s SEC filings have always included the appropriate disclaimers for investors seeking to research Alpine 4’s public filings.

48.When Alpine started releasing information on its twitter account in October 2019, Alpine 4 issued sixty-three (63) publicly readable tweets, an average of just twenty-one (21) per month, which included Alpine 4’s announcements, updates, videos, etc.

49.In 2020, Alpine 4 released 133 messages (approximately eleven (11) messages per month).

50.In 2021 through April 2021, Alpine 4 has released sixty-five (65) messages (approximately sixteen (16) messages per month).

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51.As does any business operating using state of the art technology, communications platforms and social media, Alpine 4 regularly releases information about the happenings of the company and its subsidiaries.

52.Grizzly asserted that Alpine 4’s management was not willing “to admit revenue shortcomings and take responsibility for disappointing results.” Alpine 4 public communication, video interviews and SEC Forms 8K, 10-Q and 10-K filings all provide detailed truthful explanations of Alpine 4’s financial condition and financial fitness.

53.Grizzly asserts that before Alpine 4’s acquisition of two drone businesses, Alpine 4’s last acquisition “ended up missing targets by 95% despite wild promises.” Grizzly continues its report by asserting that Alpine 4’s management falsely claimed that Excel Fabrication, the acquisition to which Grizzly refers, is a company generating $100 million in revenue. In truth and in fact, Alpine 4’s management said in a published video that Alpine 4 forecasted that Excel Fabrication presented the opportunity to grow Excel Fabrication into a national brand that could develop into a company that generates $100 million in revenue.

54.Grizzly asserts that a drone business that Alpine 4 bought, Impossible Aerospace, lost its management. In truth and in fact, Alpine 4 reduced the high payroll burden of Silicon Valley employees of Impossible Aerospace because Alpine 4 had engineering and production expertise capabilities within Alpine 4’s subsidiary, Quality Circuit Assembly and at the holding company level as well. Thus, Alpine 4 retained select management and necessary experts of Impossible Aerospace, including Spencer Gore. Grizzly also fails to note in its research that cost reductions are normal practice when completing and executing on a merger between companies.

55.Grizzly asserts that Impossible Aerospace has no production facility. In truth and in fact, Alpine 4 relocated Impossible Aerospace from its facility in the San Francisco Bay area, to the location of Alpine 4’s subsidiary, Quality Circuit Assembly, Inc. (“QCA”) located at 1709 Junction Ct # 380, San Jose, CA 95112. The relocation of

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Impossible Aerospace was done as a supply chain efficiency and vertical integration measure because QCA produced many of the components that went into the US-1 Drone made by Impossible Aerospace. All administrative functions including accounting of Impossible Aerospace were moved to Alpine 4’s headquarters in Phoenix.

56.Alpine 4’s relocation of Impossible Aerospace was discussed with shareholders in the press release dated December 15, 2020 entitled “Alpine 4 Technologies, Ltd. (ALPP) Completes Acquisition of Impossible Aerospace”. This release, was publicly available to Grizzly before issuance of the Grizzly Report.

57.In Alpine 4’s public announcement, Kent Wilson wrote, “Thank you to both teams for seeing this to completion. We have already begun implementing production plans for 2021 within our Silicon Valley subsidiary, Quality Circuit Assembly (QCA). From building the PCB boards, to production and assembly of the US-1, the collaboration of QCA and IA is a perfect example of vertical integration. This integration accelerates production thus allowing innovation to thrive. It is in this type of environment that new and transformative airframes can evolve. The future is bright for Alpine 4!”.

58.Grizzly asserts that Impossible Aerospace has no finally approved patents for its products. In truth and in fact, Impossible Aerospace has five (5) provisional patents under review. The more complex the patent application, the longer it takes for the United States Patent and Trade Office (USPTO) to issue approval. Speaking from experience, Alpine 4 obtained finally approved patents for its pulsing third brake light product which took over three years to obtain.

59.Grizzly asserts about another drone company acquisition, Vayu, Inc. That it “appears no better than Impossible as the acquisition seems to be merely a shell that was formerly a non-profit (which received grants).” In truth and in fact, Vayu, Inc.’s location in Michigan at 3815 Plaza Dr, Ann Arbor MI 48108, and a small facility at Willow Run Airport, Ypsilanti, MI 48198, continue to exist and operate. In truth and in

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fact, Vayu, Inc. was never a non-profit and is a clearly incorporated under the law of Michigan as a for-profit corporation.

60.Grizzly asserts “...there is still a significant amount of convertible notes that are convertible into common shares at prices ranging from $0.15 to $1 per share. We also believe many of these notes to have toxic features...” In truth and in fact, Alpine 4 renegotiated all of its variable convertible debt, as disclosed in Alpine 4’s November 12, 2019 SEC Form 8K, confirmed in public communication on various social media platforms.

61.Grizzly asserted that Alpine 4 failed to file the detailed terms of the convertible notes. In truth and in fact, all terms of such instruments are outlined in Alpine 4’s 2019 SEC Form 10-K.

62.Grizzly asserts that Alpine 4 is not properly capitalized citing an unconsummated investment from Lincoln Park Capital in 2019. Grizzly intentionally omitted the well-known and highly-publicized February 2021 $50+ million capital infusion from an SEC-disclosed investment. In addition, Alpine 4 has publicly communicated its paydown of $12.8 million in debt, which is now at $14 million through April 2021, two major financial events which strengthen Alpine 4’s balance sheet.

63.On March 10, 2021, Fin Capital continued to publish tweets, including one which suggested that Alpine 4 was the same as a business named “Aerotyne”, a penny stock corporation depicted as a fraud in the movie, “Wolf of Wall Street.”

64.On March 10, 2021, links to the Grizzly Report and the accompanying video were re-published by a website, Seeking Alpha.

65.On March 10, 2021, Brian Finn under the alias, Sumzero Member, published a “short” report on website Sumzero.com which included similar, if not the same, misleading claims as published by Grizzly.

66.In addition to misleading and outright false comments related to Impossible Aerospace and Vayu, Brian Finn/Fin Capital asserted that Alpine’s Management team

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has no experience in business. In truth and in fact, Alpine 4’s management come from a diverse background with entrepreneurial roots. Alpine 4’s management biographies and background are published on its website. Brian Finn intentionally claims “unnamed businesses/business experience” to discredit and cause distrust in Alpine 4’s management.

67.Brian Finn/Fin Capital asserted that Alpine 4 will NOT uplist to the Nasdaq as there is not a CFO in place and have an ongoing concern in the annual report, referring to a 2019 annual report of Alpine 4. In truth and in fact, Alpine 4 has a Chief Accounting Officer, Larry Zic, whose role meets the requirements for uplisting. The ongoing concern has since been removed as the company had a capital raise in February 2021. Brian Finn intentionally left these positive developments out of his report, just as Grizzly did.

68.Brian Finn/Fin Capital asserted that Alpine 4 cannot be valued as there is “nothing to value here. This is a company with no real business to speak of.” Brian Finn and Fin Capital also claim that Alpine is worthless and will fail to uplist. Along with its 280 employees at the time the report was written, Alpine 4 has showed year over year that it has achieved revenue growth since inception and to claim there is no real business is false and misleading.

69.Upon information and belief, the alias, Sumzero Member, who published the report, is Fin Capital and/or Brian Finn.

70.On March 10, 2021, at approximately 2:00 p.m., Fin Capital began deleting its tweets about Alpine 4, to cover up and conceal its negative and false statements about Alpine 4 stock.

71.On March 10, 2021 and continuing since that date, there have been a continuation of social media comments and uninformed social media users who have continued to publish and re-publish the negative information on Alpine 4 spawned by Fin Capital (with which Alpine 4 refused to do business) and Grizzly.

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72.According to Market Wire News, a trade tracking website (https://marketwirenews.com/stock/alpp/short/), the volume of short selling transactions during the period of March 10 to March 12, 2021 ranged from 56.0791% on March 10, 2021 (the day the Grizzly Report was published and widely disseminated by Fin Capital and others) and 41.3791% on March 12, 2021, which are extraordinarily high. A copy of a summary of data from that source is attached as Exhibit 7.

73.Fin Capital and Grizzly either invested in, motivated other investors to invest in, and/or set off an intentional frenzy of short selling Alpine 4 stock to put downward pressure on the market price.

FIRST CLAIM FOR RELIEF – SECURITIES FRAUD

74.Plaintiffs incorporate all of the above paragraphs as though fully set forth herein.

75.“It shall be unlawful for any person, directly or indirectly, by the use of the mails or any means or instrumentality of interstate commerce, or of any facility of any national securities exchange, or for any member of a national securities exchange to effect, alone or with one or more other persons, a manipulative short sale of any security.” 15 U.S.C. § 78i(d).

76.“It shall be unlawful for any person, directly or indirectly, by the use of any means or instrumentality of interstate commerce or of the mails, or of any facility of any national securities exchange—[t]o effect a short sale, or to use or employ any stop-loss order in connection with the purchase or sale, of any security other than a government security, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors.” 15 U.S.C. § 78j(a)(1).

77.Fin Capital and Grizzly made their public communications in an effort to increase short selling interest or for their own profit as confirmed by Exhibit 3 and to

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injure the stock price of Alpine 4 and its shareholders, including Shareholder Plaintiffs holding long positions.

78.Fin Capital and Grizzly acted intentionally to drive down the stock price of Alpine 4 in manipulative fashion.

79.Fin Capital acted in retaliatory fashion to drive down Alpine 4’s stock price because Alpine 4 refused to permit Fin Capital make a large investment in Alpine 4, based upon Alpine 4’s judgment that Fin Capital was a “fly-by-night” investment pool.

80.The foregoing facts give rise to a strong inference that Fin Capital and Grizzly acted with intentionality and recklessness as to how their public communication would motivate investors to react by created short selling downward pressure on Alpine 4’s market price, which has not rebounded since early March 2021 when short selling increased dramatically directly caused by, manipulated by, cheer-led by, and championed by Fin Capital.

81.Fin Capital sought to conceal its public communication by deleting its social media posts, specifically its tweets, because Fin Capital knew that Fin Capital had violated securities laws, quoted above.

82.The Shareholder Plaintiffs’ share value, business opportunity and long positions were artificially manipulated to the Shareholder Plaintiffs’ detriment, thereby causing the Plaintiffs damages in amounts to be proven at trial.

83.The Plaintiffs are entitled to an award of attorneys’ fees and costs pursuant to 15 U.S.C. § 78u-4(c), to the extent Fin Capital and Grizzly interpose defenses in violation of Fed. R. Civ. P. 11(b).

SECOND CLAIM FOR RELIEF – TORTIOUS INTERFERENCE WITH
PROSPECTIVE BUSINESS EXPECTANCY

84.Plaintiffs incorporate all of the above paragraphs as though fully set forth herein.

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85.The Plaintiffs had and have a valid business expectancy that their stock in Alpine 4 will only be subject to normal, marketplace, and general business risks of investment.

86.Fin Capital and Grizzly knew that holders of stock in Alpine 4, including the Plaintiffs, had an expectation that pure market forces and not false and manipulative public statements would impact the value of their investments and equity in Alpine 4.

87.Fin Capital and Grizzly intentionally and directly caused investors to make a flurry and deluge of short selling trades putting downward pressure on the Alpine 4 stock price.

88.Fin Capital’s and Grizzly’s conduct disrupted the Plaintiffs’ expectations of only legitimate market forces impacting the value of their stock.

89.The Plaintiffs suffered damages as a result of disruption of the business expectancy.

90.Plaintiffs had a valid business expectancy that they would be able to sell their shares of ALPP stock at a higher price or would be able to realize an increased market price.

91.Fin Capital’s and Grizzly’s conduct was wrongful, because it involved illegal stock market manipulation in violation of federal securities laws quoted above.

92.Accordingly, Plaintiffs are entitled to damages in an amount to be determined at trial.

THIRD CLAIM FOR RELIEF – DEFAMATION

93.Plaintiffs incorporate all of the above paragraphs as though fully set forth herein.

94.Fin Capital and Grizzly made malicious and knowingly false assertions of fact—not opinions—tending to harm the reputation, prospects for success and profitability, the legal legitimacy, and character of Alpine 4.

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95.The assertions of fact constitute libel, slander, defamation per se and defamation per quod.

96.Fin Capital and Grizzly have falsely caused damage to Alpine 4 in direct and proximate fashion for which demonstrable damages have been sustained, as particularly shown by the Alpine 4 market fluctuations and stock prices.

97.Fin Capital and Grizzly have acted with reckless disregard as to the truth or falsity of their assertions.

98.There is no public figure, public official, or public comment immunity or qualified immunity for the defamatory statements made by Fin Capital and Grizzly.

99.Upon information and belief, Fin Capital and Grizzly sought to or actually did enrich themselves by injuring Alpine 4’s reputation for Fin Capital’s and Grizzly’s own financial gain or reputational enhancement.

100.Fin Capital and Grizzly’s conduct is over the level of reprehensibility so as to justify the imposition of exemplary and punitive damages in an amount of a proportion to the actual damages thereby caused.

101.Plaintiffs hereby demand a trial by jury and decline to waive the same.

RELIEF REQUESTED

WHEREFORE, Plaintiffs seek a judgment of this Court:

(a)Awarding Plaintiffs compensatory, special, incidental and punitive damages, in an amount to be determined at trial, plus post-judgment interest at the legal rate from the date of verdict until paid in full;

(b)Awarding attorneys’ fees and costs to the extent available under 15 U.S.C. § 78u-4(c), together with post-judgment interest at the legal rate from the date of judgment until paid in full.

(c)Awarding such other just and/or equitable relief as this Court deems necessary.

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DATED this 17 day of May 2021.

CLARK HILL PLC

By: /s/ Ryan J. Lorenz

Ryan J. Lorenz

David G. Schmidt

Attorneys for Plaintiffs Alpine 4 Holdings

Inc., Rodriguez, Jung, Ertz and Armitage

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